Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-10 of Canadian Imperial Bank of Commerce (“CIBC”) our reports dated December 3, 2014, with respect to the consolidated financial statements of CIBC and the effectiveness of internal control over financial reporting of CIBC, included in its Annual Report for the year ended October 31, 2014.

/s/ Ernst & Young LLP

Ernst & Young LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

December 23, 2014